UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2016

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam		96910
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2016, BankGuam Holding Company (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 9,241,842 shares entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Votes representing approximately 69.72% of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting.

Proposal No. 1: Election of Directors

The stockholders elected each of the four (4) following Class II Directors to hold office for a term of three years:

Director	Shares For	Shares Withheld	Broker Non-Votes
Patricia P. Ada	6,202,729	23,713	86,955
Frances L.G. Borja	6,202,229	24,213	86,955
Dr. Ralph G. Sablan	6,212,366	14,076	86,955
Roger P. Crouthamel	6,195,449	30,993	86,955

Proposal No. 2: Ratification Of Selection Of Independent Registered Public Accounting Firm (Squar Milner, LLP)

Shares For	Against	Abstain	Broker Non-Votes
6,441,239	19,266	144,040	21,227

Item 8.01.

At its meeting on May 23, 2016, the Board of Directors of the Company declared a $0.10 per share quarterly cash dividend. The Company issued a press release on May 27, 2016 regarding the dividend. The dividend will be paid on June 30, 2016 to shareholders of record on June 15, 2016.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated May 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: May 27, 2016	BankGuam Holding Company

	By:	/s/ Lourdes A. Leon Guerrero
Lourdes A. Leon Guerrero
President and Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 27, 2016